UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
June 19, 2009
Date of Report (Date of earliest event reported)
STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02658 (Commission File Number)	74-1677330 (IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Registrant’s telephone number, including area code: 713-625-8100
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Stewart Information Services Corporation (the “Company”) is filing this Current Report on Form 8-K to reflect certain accounting changes described below with respect to the financial information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”), which was filed with the Securities and Exchange Commission (“SEC”) on March 13, 2009. The information in this Form 8-K is not an amendment to or restatement of the 2008 Form 10-K.
Effective January 1, 2009, the Company adopted SFAS 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”). SFAS 160 requires noncontrolling interests to be reported in equity and establishes a new framework for recognizing net income or loss and comprehensive income by the controlling interest. Upon adoption, prior period financial statements were reclassified for the presentation of the noncontrolling interest consistent with the retrospective application required by SFAS 160. The adoption of SFAS 160 will permit the Company to incorporate these financial statements in future Securities and Exchange Commission filings. The retrospective application of SFAS 160 impacts only certain portions of Part II, Item 6 — Selected Financial Data and Part II, Item 8 — Financial Statements and Supplementary Data, of the 2008 Form 10-K, which are included as Exhibit 99.1 and Exhibit 99.2 to this Current Report.
All other information in the 2008 Form 10-K remains unchanged. This Current Report does not modify or update the disclosures therein in any way, nor does it reflect any subsequent information or events, other than as required to reflect adoption of SFAS 160 as described above.

Item 9.01.	Financial Statements and Exhibits.
     23.1 Consent of KPMG LLP, an Independent Registered Public Accounting Firm
     99.1 Updated Part II, Item 6 — Selected Financial Data, of 2008 Form 10-K
     99.2 Updated Part II, Item 8 — Financial Statements and Supplementary Data, of 2008 Form 10-K

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2009	STEWART INFORMATION SERVICES CORPORATION
	By:	/s/ J. Allen Berryman
(J. Allen Berryman, Executive Vice President,
Secretary, Treasurer and Principal Financial Officer)